Exhibit 99.1
SOURCE: XO Communications
Jan 15, 2009 08:00 ET
XO Communications Names New President of Business Services
Strategic Appointment of Dan Wagner Advances Company’s Competitive Edge and Reinforces Focus on Division’s Growth
HERNDON, VA—(Marketwire — January 15, 2009) — XO Communications (OTCBB: XOHO) today announced that Daniel Wagner has been appointed to lead the telecommunications company’s Business Services unit, effective immediately. In his role as president of Business Services, Wagner will focus on accelerating the division’s profitability and revenue growth by creatively integrating new and different approaches to delivering voice, data, converged and managed services for businesses and enterprises.
Wagner is an industry veteran, including fourteen years of combined experience at Global Crossing and Frontier Communications. Most recently, he served as Global Crossing’s executive vice president of Enterprise and Collaboration Services. He also played a significant role in Global Crossing’s Regional Direct Sales, Government Services, Collaboration Services, Indirect Channels and Sales Engineering divisions. His leadership resulted in increasing sales productivity and customer-focus, streamlining business processes and developing a metrics-driven culture. Wagner also holds a Bachelor of Science degree in Electrical Engineering from Cornell University.
“Dan knows how to attract and retain customers in a highly competitive industry,” said Carl J. Grivner, chief executive officer of XO Communications. “We are thrilled to have such a hard-charging, experienced professional joining our executive management team to leverage the recent successes of our company and execute upon our plan to be the best telecommunications provider for businesses.”
XO’s Business Services group has realized notable successes recently, including installing Voice over Internet Protocol (VoIP) service at a milestone 15,000 businesses, acquiring new customers (such as one of the largest credit unions in the United States) and continuing to advance XO’s award-winning Session Initiation Protocol trunking solution — XO SIP. Wagner’s new leadership will draw upon his deep industry experience and customer-focused sales strategies to help the division effectively transition from this solid foundation toward a path of strategic and long-term growth.

Despite the weakening economy, XO Communications has maintained a strong industry foothold. In 2008, the company achieved modest revenue growth, successfully secured $780 million in financing, made a significant long-term investment to drive faster revenue growth and operational efficiencies, protected its LMDS licenses and succeeded in the regulatory environment.
“XO has made great accomplishments in recent years, and I am excited to be a part of the team that will accelerate the company to an even more competitive position in the years to come,” said Wagner.
Wagner’s firm foundation in technology and business will allow him to guide the division from both a business and innovation perspective. “It is exciting to join XO at a time when bandwidth demand is at an all-time high and telecommunications companies are offering more and more creative solutions to meet the complex needs of businesses of every size,” added Wagner. “I am looking forward to the challenge.”
About XO Communications
XO Communications, a subsidiary of XO Holdings, Inc. (OTCBB: XOHO), is a leading nationwide provider of advanced communications services and solutions for businesses, enterprises, government, carriers and service providers. Its customers include more than half of the Fortune 500, in addition to leading cable companies, carriers, content providers and mobile network operators. Utilizing its unique combination of high-capacity nationwide and metro networks and broadband wireless capabilities, XO offers customers a broad range of managed voice, data and IP services with proven performance, scalability and value in more than 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing our ability to remain an industry leader, enhance our communications solutions, broaden our customer reach, grow our revenues, expand our market share, continue to deliver a broad range of high-capacity network services and mid-band Ethernet services, pursue growth opportunities, and meet the growing demand for high-speed Internet access services. We caution the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and our actual results, performance, and/or achievements may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include the risk factors described from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our quarterly reports on Form 10-Q. Statements in this press release should be evaluated in light of these important factors. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Charlotte Walker
Reputation Partners (for XO Communications)
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